U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 28, 2013

ANDAIN, INC.

(Exact Name of Company as Specified in Its Charter)

Nevada	0-51216	20-2066406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Beverly Drive, Suite 312,

Beverly Hills, California 90212

_______________________________________________________________________________________________

(Address of principal executive offices) (Zip Code)

Company’s telephone number, including area code: (310) 286-1777

.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) Effective on January 28, 2013, Ovadia Pick Kriheli, a member of Crowe Horwath International, the independent registered public accounting firm who was previously engaged as the principal accountant to audit the Company’s financial statements, was terminated by the Company. The decision to change principal accountants was approved by the Company’s Board of Directors.

Ovadia Pick Kriheli did not audit any of the Company’s financial statements.

Ovadia Pick Kriheli completed its review of the Company’s interim financial statements for the periods ended June 30, 2012. No further reviews were provided by Ovadia Pick Kriheli to the Company (a review of the interim financial statements dated September 30, 2012 was conducted by another independent public accountant using professional standards and procedures for conducting such reviews). During the period from July 15, 2012 (the date of engagement of this firm) through January 28, 2013, there were no disagreements with Ovadia Pick Kriheli on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no “reportable events” as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-K that occurred during the period from August 29, 2012 through January 28, 2013.

(b) On February 3, 2013, the Company engaged Yarel + Partners as successor to Ovadia Pick Kriheli as its independent registered public accounting firm to audit the Company’s financial statements. Prior to that date, neither the Company (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Andina, Inc.

Dated: March 24, 2013	By:	/s/ Sam Shlomo Elimelech
Sam Shlomo Elimelich President

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